Exhibit 99.3
ADVANCED ENERGY INDUSTRIES, INC. AND PV POWERED, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 3, 2010 (the “Merger Date” or “Acquisition Date”), Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”) acquired PV Powered, Inc. (“PV Powered”), a privately-held Oregon corporation and a leading solar inverter company based in Bend, Oregon, pursuant to an Agreement and Plan of Merger dated March 24, 2010 between Advanced Energy, PV Powered and Neptune Acquisition Sub, Inc. (“Acquisition Sub”), an Oregon corporation and wholly-owned subsidiary of Advanced Energy, and Amendment No. 1 to Agreement and Plan of Merger dated April 21, 2010 (together with the Agreement and Plan of Merger, the “Merger Agreement”). Pursuant to the Merger Agreement, Acquisition Sub merged with and into PV Powered, with PV Powered being the surviving corporation and a wholly-owned subsidiary of Advanced Energy (the “Merger” or “Acquisition”).
The acquisition of PV Powered enables Advanced Energy to offer the inverter market a more complete suite of products in all power ranges and increases the number of solar array opportunities for which the Company’s products can be considered for purchase.
Advanced Energy acquired all of the outstanding PV Powered common stock for total consideration with a fair value of approximately $89.6 million on the Acquisition Date consisting of approximately $36.0 million of cash, Advanced Energy common stock with a market value of approximately $14.7 million, and contingent consideration with an estimated fair value of approximately $38.9 million as of the Acquisition Date.
The unaudited pro forma condensed combined balance sheet assumes that the Merger took place on March 31, 2010 and combines Advanced Energy’s unaudited condensed consolidated balance sheet with PV Powered’s unaudited balance sheet as of March 31, 2010.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 assumes that the Merger took place on January 1, 2010, the first day of Advanced Energy’s fiscal year 2010. As such, Advanced Energy’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2010 has been combined with PV Powered’s unaudited statement of operations for the three months ended March 31, 2010.
The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009 assumes that the Merger took place on January 1, 2009, the first day of Advanced Energy’s fiscal year 2009. As such, Advanced Energy’s audited consolidated statement of operations for the year ended December 31, 2009 has been combined with PV Powered’s audited statement of operations for the year ended December 31, 2009.
The historical consolidated financial information of Advanced Energy and PV Powered have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:
•	Separate historical unaudited financial statements of Advanced Energy as of and for the three months ended March 31, 2010 and the related notes included in Advanced Energy’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010 filed with the Securities and Exchange Commission (“SEC”) on May 6, 2010; and

•	Separate historical audited financial statements of Advanced Energy as of and for the year ended December 31, 2009 and the related notes included in Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010; and

•	Separate historical audited financial statements and related notes of PV Powered as of and for the year ended December 31, 2009 included as Exhibit 99.1 to this Current Report on Form 8-K; and

•	Separate historical unaudited financial statements and related notes of PV Powered as of and for the three months ended March 31, 2010 included as Exhibit 99.2 to this Current Report on Form 8-K.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined Company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined Company. There were no material transactions between Advanced Energy and PV Powered during the periods presented in the unaudited pro forma condensed combined financial statements that needed to be eliminated.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under standards established by generally accepted accounting principles in the U.S. (“GAAP”), which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values at the Acquisition Date. The Company’s judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations. The finalization of the Company’s acquisition accounting assessment will result in changes in the valuation of assets and liabilities acquired which could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the Acquisition Date. The purchase price allocation for PV Powered is preliminary in all respects. Adjustments are possible pertaining to the following, among other items:

•	Inventories — pending finalization of valuation efforts for acquired inventories.

•	Property, plant, and equipment — completion of physical observations of property, plant and equipment and valuation efforts to determine their fair value.

•	Intangible assets — pending finalization of valuation efforts for acquired intangible assets.

•	Goodwill — pending finalization of the purchase price allocation including valuation efforts for the contingent consideration liability and deferred taxes.

•	Contingent consideration liability — pending the outcome of PV Powered’s fiscal 2010 financial results and the related cash earn-out payment by Advanced Energy in early 2011.

•	Income tax contingencies, product liability and other reserves — completion of the assessment of these matters.

•	Other income tax assets and liabilities.
The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined Company may achieve as a result of the Acquisition or the costs necessary to achieve these cost savings, operating synergies and potential revenue enhancements or the costs to combine the operations of Advanced Energy and PV Powered.

ADVANCED ENERGY INDUSTRIES, INC. AND PV POWERED, INC.
Condensed Combined Balance Sheet (Unaudited)
As of March 31, 2010
(In thousands)

	Advanced	PV	Pro Forma		Pro Forma
	Energy	Powered	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$114,643	$699	$(36,701)	a	$78,641
Marketable securities	48,804	0	0		48,804
Accounts receivable, net	61,901	5,311	0		67,212
Inventories, net	47,715	7,712	207	b	55,634
Deferred income tax assets	9,998	0	0		9,998
Income taxes receivable	2,125	0	0		2,125
Other current assets	6,687	1,722	(1,387)	d	7,022

Total current assets	291,873	15,444	(37,881)		269,436

PROPERTY AND EQUIPMENT, net	29,577	3,736	0		33,313

OTHER ASSETS:
Deposits and other	9,272	67	0		9,339
Other intangible assets, net	5,793	524	50,462	e	56,779
Goodwill	0	0	47,920	f	47,920
Deferred income tax assets	16,639	0	2,746	c	19,385

Total assets	$353,154	$19,771	$63,247		$436,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,432	$4,772	$—		$33,204
Contingent consideration — PV Powered acquisition	0	0	38,968	a	38,968
Accrued payroll and employee benefits	7,582	601	0		8,183
Accrued warranty expense, current portion	8,038	1,096	0		9,134
Other accrued expenses	4,143	1,936	(1,176)	g	4,903
Customer deposits and deferred revenue	2,702	0	0		2,702
Short-term debt	0	13,828	(13,828)	g	(0)

Total current liabilities	50,897	22,233	23,964		97,094

LONG-TERM LIABILITIES
Deferred income tax liabilities	17,382	0	18,604	h	35,986
Other long-term liabilities	1,304	3,468	(815)	g	3,957
Long-term debt and derivative liabilities	0	8,594	(8,594)	g,i	0

Total liabilities	69,583	34,295	33,159		137,037

Total stockholders’ equity	283,571	(14,524)	30,088	j	299,135

Total liabilities and stockholders’ equity	$353,154	$19,771	$63,247		$436,172

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC. AND PV POWERED, INC.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Three Months Ended March 31, 2010
(In thousands, except per share amounts)

	Advanced		Pro Forma		Pro Forma
	Energy	PV Powered	Adjustments		Combined

SALES	$81,552	$9,411	$—		$90,963
COST OF SALES	48,444	7,205	502	k	56,151

GROSS PROFIT	33,108	2,206	(502)		34,812

OPERATING EXPENSES:
Research and development	11,590	940	—		12,530
Selling, general and administrative	13,283	1,616	—		14,899
Amortization of intangible assets	122	23	781	l	926

Total operating expenses	24,995	2,579	781		28,355

INCOME (LOSS) FROM OPERATIONS	8,113	(373)	(1,283)		6,457
OTHER INCOME, NET	386	(692)	974	m	668

Income (loss) before income taxes	8,499	(1,065)	(309)		7,125
PROVISION (BENEFIT) FOR INCOME TAXES	2,282	2	(111)	n	2,173

NET INCOME (LOSS)	$6,217	$(1,067)	$(198)		$4,952

BASIC EARNINGS PER SHARE	$0.15				$0.11
DILUTED EARNINGS PER SHARE	$0.15				$0.11

BASIC WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	42,074		998	o	43,072
DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	42,680		998	o	43,678
The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC. AND PV POWERED, INC.
Pro Forma Condensed Combined Statement of Operations (Unaudited)
Year Ended December 31, 2009
(In thousands, except per share amounts)

	Advanced		Pro Forma		Pro Forma
	Energy	PV Powered	Adjustments		Combined

SALES	$186,395	$21,454	$—		$207,849
COST OF SALES	132,028	18,629	900	k	151,557

GROSS PROFIT	54,367	2,825	(900)		56,292

OPERATING EXPENSES:
Research and development	43,262	3,486	—		46,748
Selling, general and administrative	41,484	5,023	—		46,507
Impairment of goodwill	63,260	—	—		63,260
Amortization of intangible assets	613	82	3,268	l	3,963
Restructuring charges	4,376	—	—		4,376

Total operating expenses	152,995	8,591	3,268		164,854

INCOME (LOSS) FROM OPERATIONS	(98,628)	(5,766)	(4,168)		(108,562)
OTHER INCOME (EXPENSE), NET	1,910	(6,448)	8,450	m	3,912

Income (loss) before income taxes	(96,718)	(12,214)	4,282		(104,650)
PROVISION FOR INCOME TAXES	5,987	16	1,542	n	7,545

NET INCOME (LOSS)	$(102,705)	$(12,230)	$2,740		$(112,195)

BASIC (LOSS) PER SHARE	$(2.45)				$(2.61)
DILUTED (LOSS) PER SHARE	$(2.45)				$(2.61)

BASIC WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	41,966		998	o	42,964
DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	41,966		998	o	42,964

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC. AND PV POWERED, INC.
Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
NOTE 1. DESCRIPTION OF TRANSACTION
On May 3, 2010 (the “Merger Date” or “Acquisition Date”), Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”) acquired PV Powered, Inc. (“PV Powered”), a privately-held Oregon corporation and a leading solar inverter company based in Bend, Oregon, pursuant to an Agreement and Plan of Merger dated March 24, 2010 between Advanced Energy, PV Powered and Neptune Acquisition Sub, Inc. (“Acquisition Sub”), an Oregon corporation and wholly-owned subsidiary of Advanced Energy, and Amendment No. 1 to Agreement and Plan of Merger dated April 21, 2010 (together with the Agreement and Plan of Merger, the “Merger Agreement”). Pursuant to the Merger Agreement, Acquisition Sub merged with and into PV Powered, with PV Powered being the surviving corporation and a wholly-owned subsidiary of Advanced Energy (the “Merger” or “Acquisition”).
The acquisition of PV Powered enables Advanced Energy to offer the inverter market a more complete suite of products in all power ranges and increases the number of solar array opportunities for which the Company’s products can be considered for purchase.
Advanced Energy acquired all of the outstanding PV Powered common stock for total consideration with a fair value of approximately $89.6 million on the Acquisition Date consisting of approximately $36.0 million of cash, Advanced Energy common stock with a market value of approximately $14.7 million and contingent consideration with an estimated fair value of approximately $38.9 million as of the Acquisition Date.
Shareholders of PV Powered received approximately $36.7 million of cash less certain closing date indebtedness plus approximately 0.86 shares of Advanced Energy common stock for each 100 shares of PV Powered common stock, options and warrants outstanding as of the Acquisition Date. The approximately 1.0 million shares of Advanced Energy common stock issued had a fair market value of $14.7 million, or $14.72 per share, based on the closing price of Advanced Energy’s common stock on April 30, 2010, the last trading day prior to the Acquisition Date. Fractional shares generated by the conversion were settled for cash. Additional cash consideration in an amount of up to $40.0 million is payable to the shareholders of PV Powered if certain financial targets are met during the year ended December 31, 2010. The fair value of the $40.0 million contingent consideration arrangement was estimated to be $39.0 million as of the Acquisition Date based on a projected cash payout of $39.4 million in January 2011.
NOTE 2. BASIS OF PRESENTATION
The Acquisition is accounted for under the acquisition method of accounting. The Company is accounting for the transaction by using Advanced Energy historical information and accounting policies and adding the assets and liabilities of PV Powered as of the Acquisition Date at their respective fair values. Under the acquisition method, the total purchase price (consideration transferred) as described in Note 3, Consideration Transferred, was measured as of the Acquisition Date using the market price of Advanced

Energy’s common stock at that time. The assets and liabilities of PV Powered have been measured at fair value based on various assumptions that the Company’s management believes are reasonable utilizing information as of the Acquisition Date.
The process for measuring the fair values of identifiable intangible assets and certain tangible assets requires the use of significant assumptions, including future cash flows and appropriate discount rates. The excess of the purchase price (consideration transferred) over the amount of identifiable assets and liabilities of PV Powered as of the Acquisition Date was allocated to goodwill.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants.
NOTE 3. CONSIDERATION TRANSFERED
The components of the fair value of the total consideration transferred for the PV Powered Acquisition on the Acquisition Date is as follows (in thousands):

Cash paid to owners	$36,701
Cash acquired	(724)
Common stock issued — 997,966 shares	14,690
Present value of contingent consideration liability	38,967

Total fair value of consideration transferred	$89,634

Estimated direct transaction costs	$482
Estimated equity issuance costs	$25

NOTE 4. ASSETS ACQUIRED AND LIABILITIES ASSUMED
Under the acquisition method of accounting, the total purchase price is allocated to assets acquired and liabilities assumed based on the estimated fair value of PV Powered’s tangible and intangible assets and liabilities as of May 3, 2010, the Acquisition Date. The excess of the purchase price over the net tangible and intangible assets is recorded as goodwill. Advanced Energy has made a preliminary allocation of the estimated purchase price based on the unaudited historical balance sheet of PV Powered as of May 3, 2010, and using estimates as described in the introduction to these unaudited pro forma condensed combined financial statements as follows (in thousands):

Accounts receivable, net	$4,653
Inventories, net	8,363
Other current assets	277
Deferred tax assets	2,746
Property and equipment	4,065
Deposits and other noncurrent assets	67
Accounts payable	(5,356)
Accrued liabilities	(2,744)
Deferred tax liabilities	(18,604)
Other long-term liabilities	(2,739)

(9,272)

Amortizable intangible assets:
Trademarks	5,277
Technology	27,887
In process research and development	15,112
Customer relationships	2,017
Backlog	693

Total amortizable intangible assets:	50,986

Total identifiable net assets	41,714

Goodwill	47,920

Total fair value of consideration transferred	$89,634

Advanced Energy has evaluated and continues to evaluate pre-acquisition contingencies related to PV Powered that may exist as of the Acquisition Date. If these pre-acquisition contingencies become probable in nature and estimable during the remainder of the purchase price allocation period, amounts will be recorded to Acquisition Date liabilities and goodwill for such matters. If these pre-acquisition contingencies become probable in nature and estimable after the end of the purchase price allocation period, amounts will be recorded for such matters in Advanced Energy’s results of operations.

NOTE 5. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET:
Item (a): Reflects adjustments to cash, contingent consideration liability and stockholders’ equity (see Item (j) below) for Acquisition Date consideration transferred as follows (in thousands):

Cash consideration paid, net	$(36,701)

Present value of contingent consideration liability	$(38,967)

Fair value of Advanced Energy common shares issued	$(14,690)

Estimated direct transaction costs	$482
Estimated equity issuance costs	$25
Item (b): Adjustment to inventory to reflect the fair value of acquired inventory as of the Acquisition Date. Advanced Energy’s cost of sales will reflect the increased valuation of PV Powered’s inventory as the acquired inventory is sold, which will occur within the first four months after the Acquisition. The increase in inventory is as follows (in thousands):

Historical
	Value as of	Preliminary
	March 31,	Estimated Fair	Increase in
	2010	Value	Inventory
Inventories, net	$7,712	$7,919	$207
Item (c): Adjustment to deferred tax assets to reduce valuation allowances for net operating losses acquired expected to be realized by the Company:

Deferred tax assets	$2,746
Item (d): Eliminate PV Powered’s unamortized debt issuance costs included in other current assets as there were no future economic benefits associated with these assets as of the Acquisition Date (in thousands):

Eliminate unamortized debt issuance costs	$(1,387)

Item (e): As of the Acquisition Date, identifiable intangible assets were measured at fair value determined primarily using the “income approach,” which required a forecast of all the expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. The pro forma adjustments to intangible assets have the impact of recording the fair value of intangible assets at the Acquisition Date and eliminating the PV Powered historical carrying value of intangible assets as follows (in thousands):

	Fair Value	Elimination	Adjustment
To record the fair value of the following identifiable intangible assets acquired:
Trademarks	$5,277	$—	$5,277
Technology	27,887	(524)	27,363
In process research and development	15,112	—	15,112
Customer relationships	2,017	—	2,017
Backlog	693	—	693

	$50,986	$(524)	$50,462

The amortization methods and estimated useful lives of identifiable intangible assets are set forth in the table below. Backlog amortization expense is included in cost of sales (see Item (k) below). All other amortization expense is included in amortization of intangible assets (see Item (l) below).

	Amortization Method	Useful Life
Trademarks	Accelerated	10 years
Technology	Accelerated	7 years
In process research and development	Accelerated	8 years
Customer relationships	Accelerated	10 years
Backlog	Straight-line	6 months
Item (f): Goodwill is calculated as the difference between the Acquisition Date fair value of the consideration transferred and the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to impairment testing, on at least an annual basis. Advanced Energy has made a preliminary allocation of the estimated purchase price using various estimates (in thousands):

Goodwill	$47,920
The goodwill resulting from the Acquisition will not be tax deductible.

Item (g): Reflects adjustments to eliminate PV Powered’s accrued interest payable included in other accrued liabilities, short-term debt, accrued interest payable included in other long-term liabilities, and long-term debt resulting from cash consideration transferred by Advanced Energy and used by PV Powered to repay certain interest-bearing debt outstanding as of the Acquisition Date (in thousands):

Repayment of other accrued liabilities	$(1,176)
Repayment of short-term debt	(13,828)
Repayment of other long-term liabilities	(815)
Repayment of long-term debt	(3,209)

$(19,028)

Item (h): Record increases in deferred income tax liabilities for capitalized intangible assets resulting from the acquisition.

Deferred tax liabilities	$(18,604)
Item (i): Eliminate PV Powered’s warrant derivative liabilities as of the Acquisition Date. These liabilities were satisfied as a result of Advanced Energy’s acquisition of all outstanding PV Powered warrants to purchase PV Powered common stock (in thousands):

Satisfaction of derivative warrant liabilities	$(5,385)
Item (j): Eliminate PV Powered’s historical stockholder’s deficit, net loss April 1, 2010 to May 3, 2010, and record the fair value of Advanced Energy’s common stock issued (in thousands):

Eliminate PV Powered’s stockholders’ deficit	$14,524
Eliminate PV Powered’s net loss April 1, 2010 to May 3, 2010	874
Record fair value of Advanced Energy common stock issued	14,690

$30,088

NOTE 6. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS:
Item (k): Record additional cost of sales as a result of amortizing the fair value of order backlog intangible asset (see Item (e) above) acquired as of the Acquisition Date. Also, to record additional cost of sales as a result of amortizing the increase in carrying values of in-process and finished goods inventories as of the Acquisition Date (see also Item (b) above). Cost of sales adjustment (in thousands):

	Three Months	Year Ended
	Ended March 31,	December 31,
	2010	2009
To adjust cost of sales for:
Amortization of backlog	$346	$693
Inventory step-up amortization	156	207

	$502	$900

Item (l): Record additional amortization of intangible assets as a result of adjusting identifiable intangible assets to fair value as of the Acquisition Date (see Item (e) above) and eliminating PV Powered’s historical amortization of intangible assets during the three and twelve month periods, respectively (in thousands).

	Three Months	Year Ended
	Ended March 31,	December 31,
	2010	2009
New intangible asset amortization	$804	$3,350
Eliminate historical intangible asset amortization	(23)	(82)

	$781	$3,268

Amortization expense associated with the acquired intangible assets is expected to be as follows for the years ended December 31 (in thousands):

Future amortization expense:
2010	$4,043
2011	4,451
2012	6,791
2013	8,385
2014	8,814
Thereafter	18,502

$50,986

Item (m): Eliminate PV Powered’s historical interest expense during the three and twelve month periods, respectively, and to eliminate PV Powered’s historical loss on warrant derivative liabilities during the three and twelve month periods, respectively (in thousands):

	Three Months	Year Ended
	Ended March 31,	December 31,
	2010	2009
To adjust other income, net for:
Historical interest expense	$974	$3,933
Historical loss on warrant derivative liabilities	—	4,517

	$974	$8,450

Item (n): Record the pro forma tax effect for the three and twelve month periods, respectively, on the adjustments to pro-forma earnings before income taxes based on an estimated prospective statutory rate of 36% (in thousands):

	Three Months	Year Ended
	Ended March 31,	December 31,
	2010	2009
To adjust provision for income taxes for:
Pro-forma adjustments	$(309)	$4,282
Tax rate	36%	36%

	$(111)	$1,542

Item (o): Record the issuance of Advanced Energy common stock and the related effect on weighted average shares outstanding (in thousands):

	Three Months	Year Ended
	Ended March 31,	December 31,
	2010	2009
Increase in basic weighted-average common shares outstanding	998	998
Increase in diluted weighted-average common shares outstanding	998	998